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                                                                   EXHIBIT 10.15

                                AMENDMENT TO THE
                          ALLIED WASTE INDUSTRIES, INC.
                 AMENDED AND RESTATED 1994 INCENTIVE STOCK PLAN

                                    (2004-2)

         THIS AMENDMENT, is made and entered into on February 5, 2004, by ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Employer").

                                R E C I T A L S:

         1. The Employer maintains the Allied Waste Industries, Inc. Amended and Restated 1994 Incentive Stock Plan ("Plan");

         2. The Employer has reserved the right to amend the Plan in whole or in part; and

         3.       The Employer intends to amend the Plan.

         THEREFORE, the Employer hereby adopts this Amendment as follows:

         1.       The Plan is amended by adding the following new Section 26:

                  26.      VESTING OF FRACTIONAL AMOUNTS

                  With respect to any Incentive Award that vests in a manner that would result in fractional shares of Common Stock being issued, any fractional share which would be one-half or greater a share shall be rounded up to a full share, and any fractional share which is less than one-half a share shall not be vested or issued unless and until the last increment of such Incentive Award becomes vested.

         2.       The Effective Date of this Amendment shall be February 5,
2004.

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         3.       Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

                                        ALLIED WASTE INDUSTRIES, INC., a
                                           Delaware corporation

                                        By ____________________________________
                                           Steven M. Helm, Senior Vice President
                                           and General Counsel